Exhibit 1.1

FIRST AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT

This First Amendment to Equity Distribution Agreement (this “Amendment”) is entered into effective as of December 15, 2016, by and among CareTrust REIT, Inc., a Maryland corporation (the “Company”), CTR Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and BMO Capital Markets Corp., Barclays Capital Inc., Canaccord Genuity Inc., KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and Wells Fargo Securities, LLC (each an “Agent” and collectively, the “Agents”). All capitalized terms used herein shall have the meanings set forth in the Equity Distribution Agreement (as defined below), unless otherwise indicated.

RECITALS

WHEREAS, the Company, the Operating Partnership and the Agents are parties to that certain Equity Distribution Agreement, dated as of May 13, 2016 (the “Equity Distribution Agreement”); and

WHEREAS, the parties hereto desire to amend the Equity Distribution Agreement as set forth herein to (i) modify the black-out period during which the Agents shall not be obligated to sell any Shares, and (ii) revise the delivery date applicable to certain certificates, opinion and comfort letters in connection with each Representation Date.

NOW, THEREFORE, the Equity Distribution Agreement is hereby amended as follows:

AMENDMENTS

1.    Amendment to Section 1(e) of the Equity Distribution Agreement. Section 1(e) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“(e)Black-out Periods. Notwithstanding any other provision of this Agreement, the Agents shall not be obligated to sell any Shares hereunder at any time during the period commencing on the fourteenth day of the first month of any fiscal quarter and ending after the second full business day following the release of the Company’s earnings for the immediately preceding quarter and during any period in which the Company is in possession of material non-public information.”

2.    Amendment to Section 3(r) of the Equity Distribution Agreement. Section 3(r) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“(r) Representation Date Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the commencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and (A) each time that (i) the Registration Statement or the prospectus is amended or supplemented (other than due to the filing of an Incorporated Document or a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares), (ii)

there is filed with the Commission an Annual Report on Form 10-K under the Exchange Act (other than an amendment thereto, if any, containing the information required by Part III of the Annual Report on Form 10-K or containing financial information of a tenant of the Company or its subsidiaries), (iii) there is filed with the Commission a Quarterly Report on Form 10-Q under the Exchange Act, (iv) upon a reasonable request from the Agents given upon reasonable advance notice with respect to a Current Report on Form 8-K containing amended financial information (other than an earnings release to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K, and other than a report on Form 8-K containing financial information of a tenant of the Company or its subsidiaries) and (v) Shares are delivered to the Agents pursuant to a Terms Agreement and (B) upon delivery of a notice to the Agents that the Company intends to recommence sales after a Suspension Period (as defined below) in accordance with Section 3(u) hereof (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (A)(i) through (v) and (B) above, a “Representation Date”), to furnish or cause to be furnished to the Agents forthwith a certificate dated and delivered no later than the second business day following such date, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) are true and correct as of such date, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that the obligation of the Company under this Section 3(r) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.”

3.    Amendment to Section 3(s) of the Equity Distribution Agreement. The first sentence of Section 3(s) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“No later than the second business day following each Representation Date, the Company shall cause to be furnished to the Agents, dated as of such date and addressed to the Agents, in form and substance satisfactory to the Agents, the written opinions of O’Melveny & Myers LLP, Kirkland & Ellis LLP and DLA Piper LLP, outside counsels for the Company, as described in Sections 4(d), 4(e) and 4(f), respectively.”

4.    Amendment to Section 3(t) of the Equity Distribution Agreement. The first sentence of Section 3(t) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“No later than the second business day following each Representation Date, the Company shall cause the Accountants to deliver to the Agents the comfort letter(s) described in Section 4(h).”

5.    Amendment to Section 4 of the Equity Distribution Agreement. The introductory clause to Section 4 of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“The obligations of each Agent hereunder is subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) at a later date, such date) and as of each Time of Sale and Settlement Date, (ii) the performance of the Company of its obligations hereunder and (iii) the following additional conditions:”

6.    Amendment to Section 4(c) of the Equity Distribution Agreement. Section 4(c) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“(c) Officers’ Certificates. The Agents shall have received, no later than the second business day following each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to the Agents, to the effect set forth in clauses (a) and (b) above and to the effect that:

i.	each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

ii.	as of such date and as of each Time of Sale subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

iii.	each of the representations and warranties of the Company and the Operating Partnership, as applicable, contained in this Agreement are, as of such date, true and correct, except for those representation and warranties of the Company and the Operating Partnership, as applicable, that speak solely as of a specific date, which are true and correct as of such date; and

iv.	each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.”

7.    Amendment to Section 4(d) of the Equity Distribution Agreement. Section 4(d) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“(d) Opinions of Counsel to the Company. The Agents shall have received, no later than the second business day following each Representation Date, an opinion of O’Melveny & Myers LLP, outside counsel for the Company and the Operating Partnership, dated such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents.”

8.    Amendment to Section 4(e) of the Equity Distribution Agreement. Section 4(e) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“(e) Opinions of Tax Counsel to the Company. The Agents shall have received, no later than the second business day following each Representation Date, an opinion of Kirkland & Ellis LLP, special tax counsel for the Company and the Operating Partnership regarding certain tax matters, dated such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents.”

9.    Amendment to Section 4(f) of the Equity Distribution Agreement. Section 4(f) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“(f) Opinions of Local Counsel to the Company. The Agents shall have received, no later than the second business day following each Representation Date, an opinion of DLA Piper LLP, special Maryland counsel for the Company, dated such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents.”

10.    Amendment to Section 4(g) of the Equity Distribution Agreement. Section 4(g) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“(g) Opinion of Counsel to the Agents. The Agents shall have received, no later than the second business day following each Representation Date, an opinion of Jones Day, outside counsel for the Agents, dated such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents; provided, however, that the obligation of Jones Day under this Section 4(g) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.”

11.    Amendment to Section 4(h) of the Equity Distribution Agreement. Section 4(h) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“(h) Accountants’ Comfort Letter. The Agents shall have received, no later than the second business day following each Representation Date, letters dated such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents from Ernst & Young LLP, Deloitte & Touche LLP (for so long as financial statements audited by Deloitte & Touche LLP are included in the Company’s most recent Annual Report on Form 10-K incorporated by reference into the Registration Statement) and any other auditor (for so long as financial statements audited by any other auditor are included in the Company’s most recent Annual Report on Form 10-K or a Current Report on Form 8-K incorporated by reference into the Registration Statement, unless otherwise agreed to by the Company and the Agents) who has audited financial statements included or incorporated by reference into the Registration Statement or the Prospectus (collectively, the “Accountants”) (i) confirming that each of Ernst & Young LLP and Deloitte & Touche LLP is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.”

12.    Amendment to Section 4(j) of the Equity Distribution Agreement. Section 4(j) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“(j) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Agents may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant date such certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t).”

13.    Amendment to Section 4(m) of the Equity Distribution Agreement. Section 4(m) of the Equity Distribution Agreement is hereby amended and restated in its entirety as follows:

“(m) Additional Certificates. The Company shall have furnished to the Agents such certificate or certificates, in addition to those specifically mentioned herein, as the Agents may have reasonably requested as to the accuracy and completeness at each Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) at a later date, such date) of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date (or, if certificates, opinions, comfort letters or other documents are delivered pursuant to this Section 4 or Sections 3(r), (s) and (t) at a later date, such date) of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agents.”

MISCELLANEOUS

1.    No Other Amendments. Except to the extent expressly modified by this Amendment, the Equity Distribution Agreement remains in full force and effect.

2.    Conflicting Terms. Wherever the terms of this Amendment and the terms of the Equity Distribution Agreement are in conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the Equity Distribution Agreement.

3.    Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience and reference only and are not to be considered in construing this Amendment.

4.    Counterparts. This Amendment may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

CARETRUST REIT, INC.

By:	/s/ William M. Wagner
Name:	William M. Wagner
Title:	Chief Financial Officer and Treasurer

CTR PARTNERSHIP, L.P.

By:	CareTrust GP, LLC, its general partner

By:	CareTrust REIT, Inc., its sole member

By:	/s/ William M. Wagner
Name:	William M. Wagner
Title:	Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE EQUITY DISTRIBUTION AGREEMENT]

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name:	Eric Benedict
Title:	Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jonathan O. Crane
Name:	Jonathan O. Crane
Title:	Sr. Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Jozsi Popper
Name:	Jozsi Popper
Title:	Senior Vice President

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

CANACCORD GENUITY INC.

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Managing Director, Investment Banking

WELLS FARGO SECURITIES, LLC

By:	/s/ Richard Tobin
Name:	Richard Tobin
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE EQUITY DISTRIBUTION AGREEMENT]